EXHIBIT 4(v)
This instrument prepared by:
James P. Paul, Esq.
HALEY, SINAGRA & PEREZ, P. A.
100 South Biscayne Blvd., Suite 800
Miami, Florida 33131

                            SATISFACTION OF MORTGAGE
                            ------------------------

     KNOW ALL MEN BY THESE PRESENTS, that THE STATE OF FLORIDA, DEPARTMENT OF BUSINESS REGULATION, DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS AND MOBILE HOMES, a political division of the State of Florida ("Mortgagee"), is the owner and holder of that certain Mortgage, dated March 5, 1993, executed by THE DELTONA CORPORATION, a Delaware corporation, ("Mortgagor") in favor of STATE OF FLORIDA, DEPARTMENT OF BUSINESS REGULATION, DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS AND MOBILE HOMES, securing certain promises and obligations set forth in said mortgage, upon the property described in said mortgage, recorded as follows:

1. Recorded on March 11, 1993 in Official Records Book 1907, at Page 1063; of the Public Records of Marion County, Florida, as heretofore or hereafter modified and amended.

2. Recorded on March 22, 1993 in Official Records Book 258, at Page 1565, of the Public Records of Washington County, Florida, as heretofore or hereafter modified and amended.

         HEREBY ACKNOWLEDGES full payment and satisfaction of said notes and mortgage deed, and surrender the same as cancelled and hereby directs the Clerk of the said Court to cancel the same of record.

         Witness my hand and seal this _____ day of November, 1997.

                                                                          [Seal]


Signed, sealed and delivered        FLORIDA DEPARTMENT OF BUSINESS REGULATION,
in the presence of:                 DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS
                                    AND MOBILE HOMES



_____________________________       By:_________________________________________
Witness:                               Print Name:
                                       Title:


_____________________________
Witness:

STATE OF FLORIDA
COUNTY OF LEON

     The foregoing instrument was acknowledged before me this ________ day of ______________________, 1997 by _____________________________________ of THE
STATE OF FLORIDA, DEPARTMENT OF BUSINESS REGULATION, DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS AND MOBILE HOMES, on behalf of the Division. He/she is personally known to me or has produced valid identification.




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My commission expires:          Notary Public